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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 24, 2001


                       ECHOSTAR COMMUNICATIONS CORPORATION
               (Exact name of registrant as specified in charter)


           NEVADA                    0-26176              88-0336997
(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)             File Number)        Identification No.)


       5701 S. SANTA FE DRIVE
         LITTLETON, COLORADO                                 80120
 (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:      (303) 723-1000


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ITEM 5. OTHER EVENTS

In its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, EchoStar Communications Corporation ("EchoStar") reported that General Motors ("GM") was not willing to include EchoStar in future discussions concerning a possible transaction if GM were to spin-off all or a part of its GMH subsidiary. EchoStar has continued to express its interest in discussions.

GM notified EchoStar this week that GM was willing to establish a dialogue between EchoStar's and GM's respective legal and financial advisors so as to better understand a possible transaction. There can be no assurance that any substantive discussions will occur between the parties or that any agreement between the parties will result.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ECHOSTAR COMMUNICATIONS CORPORATION



Dated: May 24, 2001                        By: /s/ David K. Moskowitz
                                               ---------------------------------
                                               David K. Moskowitz,
                                               Senior Vice President and General
                                               Counsel